Exhibit 10.4

THIS INSTRUMENT PREPARED BY: G. Mark Rice, Whitfield & Eddy, P.L.C., 699 Walnut Street, Suite 2000, Des Moines, IA  50309; (515) 288-6041

RECORDING REQUESTED BY, AND WHEN RECORDED MAIL TO: MetLife Real Estate Lending LLC, 10801 Mastin Boulevard, Suite 700, Overland Park, KS  66210, Attn: Director, Food & Agribusiness Group

TAXPAYER NAME AND ADDRESS: No Change

LEGAL DESCRIPTION OF LAND:  See EXHIBIT B

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ATTENTION:  COUNTY RECORDER – THIS INSTRUMENT COVERS GOODS THAT ARE OR WILL BECOME FIXTURES ON THE DESCRIBED REAL PROPERTY AND SHOULD BE FILED FOR RECORD IN THE REAL PROPERTY RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED.  THIS INSTRUMENT SHOULD ALSO BE INDEXED AS A UNIFORM COMMERCIAL CODE FINANCING STATEMENT COVERING GOODS THAT ARE OR WILL BECOME FIXTURES ON THE DESCRIBED REAL PROPERTY.  THE MAILING ADDRESSES, TELEPHONE NUMBERS, AND FAX NUMBERS OF THE SECURED PARTY AND THE DEBTOR ARE WITHIN.

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

This DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Deed of Trust”) is made as of September 3, 2020, by GREEN PLAINS WOOD RIVER LLC, a Delaware limited liability company, having a mailing address at Aksarben Drive, Omaha Nebraska, 68106 (“Trustor”), to Fidelity National Title Insurance Company, having an office at 222 South 15th Street, Suite 240S, Omaha, Nebraska 68102 (“Trustee”) for the benefit of MetLife Real Estate Lending LLC, a Delaware limited liability company, having a mailing address at c/o MetLife Investment Management, LLC, 10801 Mastin Boulevard, Suite 700, Overland Park, Kansas 66210 (“Beneficiary”).

W I T N E S S E T H:

This Deed of Trust secures and is given to secure the following described indebtedness and obligations (collectively the “Secured Indebtedness”):

(a)The debt evidenced by that certain Delayed Draw Term Promissory Note (as modified or extended from time to time) hereinafter referred to as the “Note”  (and to which Note reference is hereby made for all purposes) dated of even date herewith, made by Trustor, payable to the order of Lender in the principal face amount of Seventy Five Million Dollars and no/100 ($75,000,000.00) with interest thereon at the rate or rates provided in the Note, together with any and all renewals, modifications and/or extensions of the indebtedness evidenced by the Note with a maturity date of September 1, 2035;

(b)Any and all additional advances made by Beneficiary to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not the original Trustor remains the owner of the Property at the time of such advances); and

(c)All other payments or obligations owed by Trustor to Beneficiary pursuant to that certain Loan Agreement of even date herewith executed between Trustor and Beneficiary (as modified or amended from time to time, the “Loan Agreement”), or any of the other documents or instrument executed in connection therewith (collectively, the “Loan Documents”); provided, however that the Loan Documents do not include the Unsecured Indemnity Agreement dated as of even date herewith, which is intended to be independent, unsecured contractual obligations of the Trustor.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the Secured Indebtedness and other obligations of Trustor set forth in this Deed of Trust, Trustor does hereby irrevocably bargain, sell, transfer, grant, convey, assign and warrant to Trustee, its successors and assigns, IN TRUST, WITH POWER OF SALE, all of Trustor’s present and future estate, right, title and fee title interest in and to that certain real property located in the County of Hall, State of Nebraska and as more particularly described in Exhibit B attached hereto and made a part hereof, together with all right, title, interest and estate of Trustor, in and to all easements, rights‑of‑way, gaps, strips and gores of land, streets, ways, alleys, sewers, sewer rights, waters, water courses, water rights, privileges, licenses, tenements, hereditaments and appurtenances whatsoever, in any way appertaining to said real property, whether now owned or hereafter acquired by Trustor, and the reversion(s), remainder(s), possession(s), claims and demands of Trustor in and to the same, and the rights of Trustor in and to the benefits of any conditions, covenants and restrictions now or hereafter affecting said real property (collectively, the “Land”), together with all estate, right, title and interest that Trustor now has or may hereafter acquire in:

(1)all things now or hereafter affixed to the Land, including, all buildings, mobile homes, structures and improvements of every kind and description now or hereafter erected or placed thereon, further including building systems and equipment and machinery related to buildings and/or improvements on the Land, and any equipment required to operate the Land as commercial real estate (as opposed to that owned and used by Trustor in the conduct of its business operating on the Land) including, without limitation fixtures and equipment, whether now owned or hereafter acquired, and further including without limitation:

(a)pneumatic systems, piping, sprinklers and related equipment, leasehold improvements, furnaces, radiators, oil burners, pipes, heating and electrical equipment and appliances, fans, thermostats, draperies, shades, awnings, mirrors, screens, screen doors, blinds, basins, faucets, pipes and other plumbing fixtures and equipment, wires, gas and electric fixtures, sprinkler systems, motors, generators, installed cabinets, incinerators, lawn plants and shrubbery, canopies, speaker boxes, gas and electric fixtures, scales, fans, fuel tanks, motors that are attached to or constitute part of any of the other assets described herein, dryers, hoists, engines that are attached to or constitute part of any of the other assets described herein, meters, elevators, conveyors that constitute part of the buildings, controlled atmosphere equipment and/or systems, cooling and refrigeration equipment, packing and sorting lines, tanks, metering equipment, compressors, cooling towers, refrigerant storage tanks, pipes, coils, controls, valves, vessels, dock levelers, condensers, receivers, coolers, purgers, pumps, air compressors, refrigerants, blowers, radiators, boilers, transformers and related transmission and safety facilities, heating fixtures and systems, signs, carpeting and other floor coverings, water heaters, air-conditioning and ventilation apparatus and systems; and

(b)to the extent not otherwise described above, all affixed storage, refrigeration, and controlled atmosphere facilities on the Land, including, without limitation, all refrigeration equipment affixed to buildings or utilized as an integral part of the operations of the buildings or controlled atmosphere facilities on the Land (including, without limitation, all pumps, motors, compressors, condensers, evaporators, generators/burners, electrical panels and related support equipment), affixed hydro‑cooling facilities and equipment, controlled atmosphere operating and monitoring equipment, affixed tanks (whether dump, chemical dip, water holding or any other type), affixed truck scales and related affixed equipment, computers and all hardware and software therefore to the extent used or usable in operating and monitoring controlled atmosphere operations, pumps, all atmospheric monitoring equipment (including, without limitation, ammonia detectors, oxydrains, scrubbers and temperature monitors), which are or shall be attached to, or used for the operation or maintenance of, said buildings, structures or improvements, or which are or shall be located in, on or about the Land, or which, wherever located (including, without limitation, in warehouse or other storage facilities or in the possession of or on the premises of vendors or manufacturers thereof), are used or intended to be used in or in connection with the construction, fixturing, equipping, furnishing, use, transportation of personal property to or from, operation or enjoyment of the Land or the improvements thereon, including without limitation all betterments, renewals, renovations, replacements, repairs, additions, accessions or substitutions or proceeds thereto or therefor; all of such things whether now or hereafter placed thereon being hereby declared to be real property and hereinafter collectively referred to as the “Improvements”;

(2)all rents, royalties, revenue, issues, profits, proceeds and other benefits from any and all of the Land and/or Improvements, subject, however, to the right, power and authority hereinafter conferred upon Beneficiary or reserved to Trustor to collect and apply such income, rents, royalties, revenue, issues, profits and proceeds and other benefits;

(3)all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Trustor, and all advance payments of insurance premiums made by Trustor with respect thereto and all claims or demands relating to such deposits, other security and/or such insurance;

(4)all damages, royalties and revenue of every kind, nature and description whatsoever that Trustor may be entitled to receive, either before or after any Event of Default (as hereinafter defined), from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Land, with the right in Beneficiary to receive and apply the same to the Secured Indebtedness (as hereinafter defined);

(5)all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of, the Land and/or Improvements or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Land and/or Improvements;

(6)all permits, licenses (including, but not limited to, any operating licenses or similar licenses), options, contracts, management contracts or agreements, warehouse and similar operating or servicing agreements, leases and subleases of personal or real property (collectively, the “Leases”), including without limitation any and all purchase options or rights of first refusal to purchase the Land and any greater title obtained in connection therewith, guaranties, warranties, franchise agreements, permits, authorities or certificates, required or relating to the ownership, use, operation or maintenance of the Land and/or Improvements, and all rents, issues, profits, sale proceeds, deposits, reimbursements, extension, assignment and termination fees, non-renewal fees, interest, late fees, insurance proceeds, condemnation awards, escrowed funds and damages owed or becoming owed to any Trustor thereunder (“Rents”);

(7)all names under or by which the Land and/or Improvements may at any time be operated or known, and all rights to carry on business under any such names or any variant thereof, and all trademarks, trade names, brand names, labels, patents pending and goodwill relating to the Land and/or Improvements and rights necessary for the ownership, use, operation and maintenance of the Land and Improvements as constructed, and for the use of all processes, technology and proprietary information related thereto; and

(8)all products, proceeds, appurtenances to, additions, substitutions and replacements of the foregoing.

All of the property described in the foregoing paragraphs (1) through (8) above is hereinafter collectively referred to as the “Real Property.”

Trustor grants to Beneficiary, its successors and assigns, as a secured party, a security interest in any and all personal property, including all goods, equipment, intangibles and other portions of the Real Property which may be construed to be personal property whether now existing or hereafter acquired, now or at any time hereafter attached to, erected upon, situated in or upon, forming a part of, appurtenant to, used or useful in the construction or operation of, or in connection with, or arising from the use or enjoyment of all or any portion of, or from any lease or agreement pertaining to, the Real Property, including without limitation:

(A)all water rights appurtenant to the Real Property together with all pumping plants, pipes, flumes and ditches, all rights to the use of water, all rights in ditches for irrigation, all water stock, shares of stock or other evidence of ownership of any part of the Real Property that is owned by Trustor in common with others and all documents of membership in any owners’ or members’ association or similar group having responsibility for managing or operating any part of the Real Property;

(B)all plans and specifications prepared for construction of the Improvements and all studies, data and drawings related thereto; and all contracts and agreements of Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings, or to the construction of the Improvements;

(C)all equipment, machinery, fixtures and goods to the extent described above as Real Property (and all leases pursuant to which Trustor leases any of the foregoing);

(D)all sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into with respect to the sale to any purchasers of any part of the Real Property, together with all deposits and other proceeds of the sale thereof to the extent they relate to the Real Property or Personal Property;

(E)all of the equipment (including the operating software) of Trustor, now owned or hereinafter acquired, (collectively referred to as the “Processing Equipment”) to the extent permanently located (other than removed for repair) on the Land and/or Improvements and used as an integral part or system in the operation of packing, processing, grading or sorting lines (whether fruit or other products): apparatus, fixtures, equipment, machinery, furniture, furnishings, appliances, systems, building materials, bin handling equipment (whether stackers, dumps, tracks, feeds, accumulator or other bin handling equipment), elevators, motors, chains, eliminators, fruit washers, pre‑sorting and sorting tables (whether motorized or not), dryers, blowers, heat lamps, wax applicators, sprayers, conveyor lines, sizers, strappers, strapping tools, case sealers, glue machines, box stampers, shakers, scales, box fillers, box‑folding machines, baggers, bagging tables, label machines, defrost pumps, flumes, washing brushes, circulating pumps, brush fruit drying and polishing sections, drying tunnels, accumulators, stitchers, controllers, cleaner pumps, glyco‑coolers, generators, separators, chain eliminators, track, dumper hoppers and water dumps, cutting tables, fungicide baths, filling stations, and all of Trustor’s rights and interest, as lessee, under any leases pursuant to which Trustor leases from third parties any equipment of the nature described hereinabove; and identifiable proceeds (including, without limitation, insurance and condemnation proceeds) of Processing Equipment (which does not include bins or lift trucks);

(F)all additions, substitutions, replacements, products and proceeds of any of the foregoing, including, without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any of the foregoing (pursuant to judgment, condemnation award or otherwise) and all goods, documents, general intangibles, investment property, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or proceeds thereof; and

(G)all identifiable cash and noncash proceeds of any of the foregoing, including, without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any of the foregoing (pursuant to judgment, condemnation award or otherwise).

All of the property described in paragraphs (A) through (G) above is hereinafter collectively referred to as the “Personal Property.”  The Real Property and the Personal Property are collectively referred to herein as the “Property.”

TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behalf of Beneficiary and the successors and assigns of Beneficiary, IN FEE SIMPLE forever; and Trustor covenants that Trustor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for the Permitted Exceptions defined herein, and that Trustor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to the Permitted Exceptions defined herein.

PROVIDED, HOWEVER, if Trustor shall pay or cause to be paid to Beneficiary in full the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and shall keep, perform and observe all and singular the covenants and promises of Trustor in this Deed of Trust and the other Loan Documents, then this Deed of Trust and all the properties, interests and rights hereby granted, encumbered, transferred or assigned shall be reconveyed by Trustee and/or Beneficiary in accordance with the laws of the State of Nebraska.

TRUSTOR HEREBY COVENANTS AND AGREES FOR THE BENEFIT OF BENEFICIARY AND TRUSTEE AS FOLLOWS:

ARTICLE I
COVENANTS, REPRESENTATIONS AND WARRANTIES

1.01PERFORMANCE BY TRUSTOR.  Trustor shall pay the Secured Indebtedness to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.

1.02WARRANTY OF TITLE.  Trustor warrants that it is lawfully seized of that portion of the Property which constitutes real property, that it holds marketable and indefeasible fee simple absolute title to same, and that it has good right and is lawfully authorized to sell, convey or encumber the Property subject only to those specifically enumerated matters set forth in Schedule B Part I of the Lender’s title insurance policy issued as of even date herewith insuring the priority of this Deed of Trust and liens in favor of Beneficiary (the “Permitted Exceptions”).  Trustor further covenants to warrant and forever defend all and singular the Property unto Beneficiary and Trustee forever from and against all persons whomsoever claiming the same or any part thereof.

1.03TAXES, LIENS AND OTHER CHARGES.  Unless sums sufficient to pay the same shall have been fully paid to Beneficiary as provided in Section 1.05 hereof, Trustor shall pay all real estate and other taxes, assessments, water and sewer charges, vault and other license or permit fees, levies, fines, penalties, interest, impositions, and other similar claims, general and special, public and private, of any kind whatsoever which may be assessed, levied, confirmed, imposed upon or arise out of or become due and payable out of, or become a lien on or against the Property or any part thereof (all of the foregoing, together with utility and refuse removal charges, being hereinafter collectively referred to as the “Imposition(s)”) not later than ten (10) days before the dates on which such Impositions would become delinquent.  Not later than the date when any Impositions would become delinquent, Trustor shall produce to Beneficiary official receipts of the appropriate imposing authority, or other evidence reasonably satisfactory to Beneficiary evidencing the payment thereof in full.  If Trustor shall in good faith, and by proper legal action, contest any Impositions, and shall have deposited cash with Beneficiary (or as Beneficiary may direct) as a reserve for the payment thereof plus all fines, interest, penalties and costs which may become due pending the determination of such contest, in such amount as Beneficiary may require, then Trustor shall not be required to pay the same during the maintenance of said deposit and as long as such contest operates to prevent enforcement or collection of such Impositions against, or the sale or forfeiture of, the Property for non-payment thereof, and is prosecuted with due diligence and continuity, and shall not have been terminated or discontinued adversely to Trustor.  Upon termination of any such proceeding or contest, Trustor shall pay the amount of such Impositions or part thereof as finally determined in such proceeding or contest.  However, if monies have been deposited with Beneficiary pursuant to this Section 1.03, said funds shall be applied toward such payment and the excess, if any, shall be returned to Trustor.

1.04FURTHER TAXES.  In the event of the passage, after the date of this Deed of Trust, of any law deducting from the value of the Property, for the purposes of taxation, any lien thereon or security interest therein, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust and/or security agreements or debts secured by mortgages, deeds of trust and/or security agreements, or the manner of the collection of any such taxes, which has the effect of imposing payment of the whole or any portion of any taxes, assessments or other similar charges against the Property upon Beneficiary, the Secured Indebtedness shall immediately become due and payable at the option of Beneficiary; provided, however, that such election by Beneficiary shall be ineffective if prior to the due date thereof:  (1) Trustor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay such tax or the increased portion thereof (in addition to continuing to pay the Secured Indebtedness as and when due and payable); and (2) Trustor agrees with Beneficiary in writing to pay, or reimburse Beneficiary for the payment of any such tax or increased portion thereof when thereafter levied or assessed against the Property or any portion thereof.  Any money paid by Beneficiary under this Section 1.04 shall be reimbursed to Beneficiary in accordance with Section 5.09 hereof.

1.05INSURANCE.

(a)Trustor, at its sole cost and expense, shall at all times, unless otherwise indicated, provide, maintain and keep in force:

(1)property insurance covering the Improvements and Personal Property against loss or damage from such causes of loss as are embraced by insurance policies of the type now known as “All Risks” or “Open Perils” property insurance on a replacement cost basis with an Agreed Value Endorsement waiving co-insurance, all in an amount not less than one hundred percent (100%) of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and Personal Property, without deduction for physical depreciation thereof.  Such property insurance shall include a Demolition and Increased Cost of Construction Endorsement, if required by Beneficiary, as well as such other insurance as Beneficiary may from time to time designate to cover other risks and hazards affecting the Property;

(2)flood insurance in an amount equal to the lesser of 100% of the full replacement cost of the Improvements, or the maximum amount of insurance obtainable; provided, however, that such insurance shall be required only when all or any portion of the Land is located within a 100-year flood plain or area designated as subject to flood by the

Federal Emergency Management Agency or any other governmental agency, or when required by any federal, state or local law, statute, regulation or ordinance;

(3)builder’s risk insurance insuring against loss or damage from such causes of loss as are embraced by insurance policies of the type now known as “Builder’s Risks” property insurance (written on an “all risk” or “open perils” basis), including, without limitation, fire and extended coverage, collapse of the improvements to agreed limits, all in form and substance acceptable to Beneficiary and (i) as to property then subject to Restoration (as defined in Section 1.07(b)) or any restoration accomplished in connection with a Condemnation, in an amount not less than the full replacement cost of such property, and (ii) as to any additional improvements then being constructed, in an amount not less than the completed value on a non reporting form, of the additional improvements then being constructed; provided, however, that such insurance shall be required only during any period of Restoration or any restoration accomplished in connection with a Condemnation, or any period of construction of any additional improvements;

(4)general liability insurance insuring against claims for personal injury (including, without limitation, bodily injury or death), property damage liability and such other loss or damage from such causes of loss as are embraced by insurance policies of the type now known as “Commercial General Liability” insurance, all in such amounts as Beneficiary may require from time to time.  Such insurance coverage shall be issued and maintained on an “occurrence” basis; and

(5)such other insurance and in such amounts, as may, from time to time, be required by Beneficiary against other insurable hazards or risks, including, but not limited to, environmental impairment liability coverage, nuclear reaction or radioactive contamination coverage and/or earthquake coverage, which hazards or risks at the time are commonly insured against, and provided such insurance is generally available, for property similarly situated, due regard being given to the type of building, its construction, use and occupancy.

(b)Except as herein expressly provided otherwise, all policies of insurance required under this Section 1.05 shall be issued by companies, and be in form, amount, and content and have an expiration date, approved by Beneficiary and as to the policies of insurance required under subparagraphs (1), (2) and (3) of Section 1.05(a), shall contain a Standard Non-Contributory Mortgagee Clause or Lender’s Loss Payable Endorsement, or equivalents thereof, in form, scope and substance satisfactory to Beneficiary, in favor of Beneficiary, and as to policies of insurance required under subparagraphs (1), (2) and (3) of Section 1.05(a), shall provide that the proceeds thereof (“Insurance Proceeds”) shall be payable to Beneficiary.  Trustor hereby authorizes and empowers Beneficiary to settle, adjust or compromise any claims for loss, damage or destruction to the Property in excess of $100,000, regardless of whether there are Insurance Proceeds available or whether any such proceeds are sufficient in amount to fully compensate for such loss or damage, but Beneficiary shall not be obligated to so settle, adjust or compromise.  Beneficiary shall be furnished with the original or certified copy of each policy required hereunder, which policy shall provide that it shall not be modified or canceled without thirty (30) days’ prior written notice to Beneficiary.  At least thirty (30) days prior to expiration of any policy required hereunder, Trustor shall furnish Beneficiary appropriate proof of issuance of a policy continuing in force the insurance covered by the policy so expiring.  Trustor shall furnish Beneficiary receipts for the payment of premiums on such insurance policies or other evidence of such payment reasonably satisfactory to Beneficiary in the event that such premiums have not been paid to Beneficiary pursuant to Section 1.05 hereof.  In the event that Trustor does not deposit with Beneficiary a new policy of insurance with evidence of payment of premiums thereon at least thirty (30) days prior to the expiration of any policy, then Beneficiary may, but shall not be obligated to, procure such insurance and pay the premiums therefor and any money paid by Beneficiary for such premiums shall be reimbursed to Beneficiary in accordance with Section 5.09 hereof.

(c)In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment, in whole or in part, of the Secured Indebtedness, all right, title and interest of Trustor in and to any insurance policy, or Premiums (as hereinafter defined) or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee.  Nothing contained herein shall prevent accrual of interest as provided in the Note on any portion of the Secured Indebtedness to which the Insurance Proceeds are to be applied until such time as the Insurance Proceeds are actually received by Beneficiary and applied by Beneficiary to reduce the Secured Indebtedness.

1.06Intentionally omitted.

1.07RESTORATION.

(a)After the happening of any casualty to the Property, whether or not required to be insured against under the insurance policies to be provided by Trustor hereunder, Trustor shall give prompt written notice thereof to Beneficiary generally describing the nature and cause of such casualty and the extent of the damage to or destruction of the Property.  Notwithstanding anything contained herein to the contrary, Trustor shall take any and all necessary action to preserve and protect the Property immediately subsequent to the occurrence of any such casualty whether or not such notice or any consent of Beneficiary has been obtained.

(b)Trustor hereby assigns to Beneficiary all Insurance Proceeds which Trustor may be entitled to receive.  In the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) its security has not been impaired, and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed can be accomplished in full compliance with all Requirements (as defined in Exhibit A) to the same condition, character and general utility as nearly as possible to that existing prior to such damage or destruction and at least equal value as that existing prior to such damage or destruction (the “Restoration”), then Trustor shall commence and diligently pursue to completion the Restoration.  For Insurance Proceeds in excess of $10,000, Beneficiary may, but shall not be obligated to, hold and disburse the Insurance Proceeds less the cost, if any, to Beneficiary of recovering such proceeds including, without limitation, attorneys’ fees and expenses, adjusters’ fees, and fees incurred in Beneficiary’s performance of its obligations hereunder (the “Net Insurance Proceeds”) in the manner hereinafter provided, to the Restoration.  In the event that the above conditions for Restoration have not been met, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable.

(c)In the event the Net Insurance Proceeds are to be used for the Restoration and the cost for such Restoration exceeds $10,000, Trustor shall comply with Beneficiary’s Requirements For Restoration as set forth in Exhibit C attached hereto and made a part hereof.  Upon Beneficiary’s receipt of a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements and other evidence requested by Beneficiary that the Restoration has been completed and the costs thereof have been paid in full, and satisfactory evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property and provided that an Event of Default does not currently exist, Beneficiary shall pay any remaining Restoration Funds (as defined in Exhibit C) then held by Beneficiary to Trustor; provided, however, nothing contained herein shall prevent Beneficiary from applying at any time the whole or any part of the Restoration Funds to the curing of any Event of Default.

(d)In the event that Beneficiary applies all or any portion of the Restoration Funds to repay the unpaid Secured Indebtedness as provided in this Section 1.07, after payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.

1.08CONDEMNATION.  Should the Property or any part thereof be taken by reason of any condemnation or similar eminent domain proceeding, or a grant or conveyance in lieu thereof (“Condemnation”), Beneficiary shall be entitled to all compensation, awards and other payments or relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation.  Trustor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact, and such appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.  All such compensation, awards, damages, rights of action and proceeds (collectively, the “Condemnation Proceeds”) are hereby assigned to Beneficiary, who shall, after deducting therefrom all its reasonable expenses, including attorneys’ fees (“Condemnation Expenses”), apply the remaining Condemnation Proceeds to repair any damage to, and to restore the Improvements remaining on the portion of, the Property not taken in the manner provided in Section 1.07 with respect to disposition of Net Insurance Proceeds; provided, however, that at the time of application of the remaining Condemnation Proceeds:  (1) there shall not exist an Event of Default; (2) Trustor shall have paid to Beneficiary all sums in excess of available Condemnation Proceeds necessary to repair any damage to and restore the Improvements remaining on the portion of, the Property not taken; and (3) Beneficiary shall have determined that its security is not impaired.  After restoration of the remaining Improvements, or in the event the conditions precedent for such restoration are not met, Beneficiary shall have the right, after deducting therefrom the

Condemnation Expenses, to apply the balance of the Condemnation Proceeds to the Secured Indebtedness, in such manner and such order as Beneficiary in its sole discretion shall determine, without adjustment in the dollar amount of the installments due under the Note.  Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the Secured Indebtedness to which the Condemnation Proceeds are to be applied until such Condemnation Proceeds are actually received by Beneficiary and so applied to reduce the Secured Indebtedness.

1.09CARE AND USE OF THE PROPERTY.

(a)Trustor, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen.  Trustor shall abstain from, and not permit, the commission of waste in or about the Property and, except as may be specifically permitted in this Section 1.09(a), shall not remove or demolish, or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Beneficiary.  Trustor may sell or otherwise dispose of, free from the lien of this Deed of Trust, furniture, furnishings, equipment, tools, appliances, machinery, fixtures, or appurtenances subject to the lien hereof, which may become worn out, undesirable, obsolete, disused or unnecessary for use in the operation of the Property, provided that such sales or transfers are replaced or substituted for the same, other furniture, furnishings, equipment, tools, appliances, machinery, fixtures, or appurtenances not necessarily of the same character, but of at least equal value to Trustor and costing not less than the amount realized from the property sold or otherwise disposed of, which shall forthwith become, without further action, subject to the lien and security interest of this Deed of Trust, and free and clear of all other liens including without limitation vendor’s liens.

(b)Trustor shall at all times comply with all present or future Requirement affecting or relating or pertaining in any way to the Property and/or the use, operation and/or the maintenance thereof, and shall furnish Beneficiary, on request, proof of such compliance.  Trustor shall not use or permit the use of the Property, or any part thereof, for any illegal purpose.

(c)Beneficiary and Beneficiary’s representatives and designees shall have the right, but not the duty, to enter the Property at reasonable times to inspect the same.  Beneficiary shall not be liable to Trustor or any person in possession of the Property with respect to any matter arising out of such entry to the Property.

(d)Trustor shall, from time to time, if and when required by Beneficiary subject to the terms of the Loan Agreement (1) perform or cause to be performed a site investigation of the Property to determine the existence and levels of Hazardous Substances (as defined in Exhibit A) on the Property, (2) cause to be issued a report certifying the results of such inspection to Beneficiary, and (3) take or cause to be taken such remedial action as may be required by Beneficiary based upon such report.

(e)Trustor shall use, or cause to be used, the Property continuously as and for first class property of its type and kind at the time of the execution of this Deed of Trust.  Trustor shall not use, or permit the use of, the Property for any other use without the prior written consent of Beneficiary.

(f)Trustor shall not initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in such a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances or other applicable laws, ordinances, rules or regulations or subject the Property to restrictive covenants without Beneficiary’s prior written consent.

1.10BOOKS, RECORDS AND ACCOUNTS.  Trustor shall keep and maintain or shall cause to be kept and maintained on a fiscal year basis, in accordance with generally accepted accounting principles, consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Trustor with respect to all items of income and expense in connection with the operation of the Property, whether such income or expense be realized by Trustor or by any other person whatsoever (excepting lessees unrelated to and unaffiliated with Trustor who have leased from Trustor portions of the Property for the purpose of occupying the same).  Beneficiary or its representatives or designees shall have the right from time to time at all times during normal business hours to examine, with respect to the Property, such books, records and accounts at the office of Trustor or other person maintaining such books, records and accounts and to make copies or extracts thereof as Beneficiary shall desire.  Beneficiary shall also have the right to discuss Trustor’s affairs, finances and accounts with representatives of Trustor, at such reasonable times as may be requested by Beneficiary.

1.11SUBROGATION.  As additional security hereunder, Beneficiary shall be subrogated to the lien, although released of record, of any and all encumbrances paid out of the proceeds of the loan evidenced by the Note and secured by this Deed of Trust.  Beneficiary, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.

1.12COLLATERAL SECURITY INSTRUMENTS.  Trustor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds to the Secured Indebtedness in such order as Beneficiary may determine, without affecting the status of or waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or default or any right or power whether exercised hereunder or under any of the other Loan Documents, or contained herein or therein, or in any such other security.

1.13SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

(a)Trustor covenants and agrees to appear in and defend any action or proceeding purporting to affect the Property, any other security afforded by any of the Loan Documents and/or the interest of Beneficiary thereunder.  Trustor shall immediately notify Beneficiary of the commencement, or receipt of notice, of any such action or proceeding or other matter or claim purporting to, or which could, affect the Property, any other security afforded by any of the Loan Documents and/or the interest of Beneficiary thereunder.

(b)Beneficiary shall have the right, at the cost and expense of Trustor, to institute and maintain such suits and proceedings and take such other action, as it may deem expedient to preserve or protect the Property, any other security afforded by any of the Loan Documents and/or Beneficiary’s interest therein.  Any money paid by Beneficiary under this Section 1.13(b) shall be reimbursed to Beneficiary in accordance with Section 5.09 hereof.

1.14BENEFICIARY’S RIGHT TO PERFORM TRUSTOR’S OBLIGATIONS.  Trustor agrees that, if Trustor fails to perform any act or to pay any money which Trustor is required to perform or pay under the Loan Documents, Beneficiary, at the cost and expense of Trustor and in Trustor’s name or in its own name, may (but shall not be obligated to) perform or cause to be performed such act or take such action or pay any money.  Any money paid by Beneficiary under this Section 1.14 shall be reimbursed to Beneficiary in accordance with Section 5.09 hereof.

1.15LIENS AND ENCUMBRANCES.  Trustor shall not, without the prior written consent of Beneficiary, create, place or suffer to be created or placed, or through any act or failure to act, allow to remain, any deed of trust, mortgage, security interest, or other lien, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, other than the Permitted Exceptions and the lien for ad valorem taxes on the Property not yet delinquent, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Deed of Trust, and should any of the foregoing become attached hereafter in any manner to any part of the Property, Trustor shall cause the same to be promptly discharged and released.  Trustor shall own all parts of the Property and, except as expressly approved in writing by Beneficiary, shall not acquire any fixtures, equipment or other property forming a part of the Property pursuant to a lease, license, title retention document or similar agreement.

1.16NOT AGRICULTURAL PROPERTY.  The Real Property is not used principally for agricultural or farming purposes.

1.17TRANSFER OF PROPERTY.  Trustor shall not, voluntarily or by operation of law; (a) sell, contract to sell, partition, transfer, convey, pledge, encumber, assign or otherwise hypothecate or dispose of all or any part of the Property or any interest therein; (b) sell, contract to sell, transfer, encumber, assign, merge, dissolve or otherwise hypothecate or dispose of voting control of the direct or indirect beneficial interest or ownership in Trustor outstanding as of the date of this Deed of Trust, except as may otherwise be permitted under the terms of the Loan Agreement.

ARTICLE II

ASSIGNMENT OF RENTS AND LEASES AND OTHER AGREEMENTS
AFFECTING THE PROPERTY

2.01ASSIGNMENT.  In order to further secure payment of the Secured Indebtedness and the observance, performance and discharge of Trustor’s obligations under the Loan Documents, Trustor hereby grants, assigns, transfers and sets over to Beneficiary (a) all Rents, (b) all right, title and interest of Trustor in and to all Leases, and (c) all guaranties, amendments, replacements, extensions, and renewals of the Leases and any of them.

2.02PERFORMANCE OF LEASES.  Trustor will observe and perform all covenants, conditions, and agreements in any Lease or in any assignment in fact given by Trustor to Beneficiary of any particular Lease on the part of the Trustor or the landlord to be observed and performed thereunder.  Trustor will not, without the prior written consent of Beneficiary, (a) accept any payment of rent or installments of rent (including, without limitation, security deposits) for more than one (1) month in advance, (b) amend, sublease, assign, extend, cancel, abridge, terminate, or modify any Lease, (c) take any action or exercise any right or option which would permit the tenant under any Lease to cancel or terminate any Lease, or (d) permit any Lease to be or become subordinate to any lien other than the lien of the Deed of Trust or any lien to which the Deed of Trust is now or may pursuant to its respective terms become subordinate.  As used in this Deed of Trust, the terms “Lease” and “Leases” shall include, without limitation, all agreements for the management, maintenance, or operation of any part of the Improvements.

2.03ABSOLUTE ASSIGNMENT/LICENSE.  This assignment of Rents and Leases is absolute and effective upon execution by Trustor.  Beneficiary grants to Trustor a revocable license to collect rents under the Leases to the extent attributable to one (1) month of the unexpired term of the Lease unless and until an Event of Default occurs and is continuing under the Loan Documents.  All such rents shall be collected and held in trust for Beneficiary, but until this license is revoked shall be used to pay the reasonable expenses of owning, maintaining, repairing, operating and renting the Improvements.  Beneficiary shall also have the right to revoke such license and collect rents under any Leases if and so long as Beneficiary reasonably determines that an Event of Default under the Loan Documents is likely to occur and such default will result in any Leases or rental obligations becoming modified, released, compromised or impaired or any rentals becoming improperly collected, waived, attached or embezzled.  Upon exercising this assignment of Rents and Leases, Beneficiary may take possession and control of the Improvements and shall have the sole and exclusive right and authority to manage and operate the same, to collect the rents, issues, profits and income therefrom, with full power to employ agents to manage the Improvements, and to do all acts relating to such management, including, but not limited to, contracting and paying for such repairs and replacements to the buildings and fixtures, equipment and personal property located therein and used in any way in the operation, use, and occupancy of the Improvements as in the sole judgment and discretion of Beneficiary may be necessary to maintain the same in an operational condition, purchasing and paying for such additional materials and equipment as in sole judgment of Beneficiary may be necessary to operate and maintain a proper income from the Improvements, employing necessary operational employees, maintenance employees, purchasing fuel, providing utilities and paying for all other necessary expenses incurred in the operation of the Improvements, maintaining adequate insurance coverage over hazards customarily insured against and paying the premiums therefor, and applying the net rents, issues, profits and income so collected from the Improvements, after deducting the cost of collection thereof, which shall include a reasonable management fee for any management agent so employed, against the amount expended for repairs, upkeep, maintenance service, fuel, utilities, taxes, assessments, insurance premiums and such other expenses as it may be necessary or desirable to incur, in the sole discretion of Beneficiary, in connection with the operation of the Improvements, and against interest, principal or other charges which have or which may become due, from time to time, under the terms of the Loan Documents.

2.04DELIVERY OF LEASES.  In the event such an Event of Default under the Loan Documents shall have occurred and be continuing, Trustor agrees to endorse and deliver to Beneficiary, all then existing Leases and other agreements relating or pertaining to the operation of the Property.  Without limiting the provisions of the immediately preceding sentence, and whether or not Trustor endorses and/or delivers said Leases and other agreements to Beneficiary, as aforesaid, this assignment of Rents and Leases shall be deemed to be an assignment of all such Leases and other agreements to Beneficiary.  The provisions hereof shall not limit the effect of any assignments of particular Leases and other agreements in fact given to Beneficiary by Trustor.

2.05NO LIABILITY OF LENDER.  It is further understood that this assignment of Rents and Leases shall not operate to place responsibility for the control, care, management or repair of the Property upon Beneficiary, nor for the performance of any of the terms and conditions of any Leases or other agreements assigned hereunder, nor shall it operate to make Beneficiary responsible or liable for any waste committed on the Property by the tenants or any other party or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury to any tenant, invitee, licensee, employee or stranger.

2.06NOTIFICATION OF TENANTS.  Beneficiary may, at its option, notify any tenants or other parties of the existence of this assignment of Rents and Leases.

2.07COSTS AND EXPENSES.  Trustor agrees to reimburse Beneficiary for all costs, expenses, and attorneys’ fees that Beneficiary incurs in connection with the enforcement of any obligation contained in this assignment of Rents and Leases or the collection of any rents assigned herein, with or without litigation, including, without limitation, any costs, expenses, and fees incurred:  (a) in making demands for and collecting any rents; (b) in any action for rents against Trustor or any tenant; (c) on appeal; (d) in any petition for review; (e) in any arbitration or mediation; (f) in any action contesting or seeking to restrain, enjoin, stay, or postpone the exercise of any remedy in which Beneficiary prevails; (g) in any bankruptcy, probate, receivership or other proceeding involving Trustor; and (h) in connection with all negotiations, documentation, and other actions relating to any work‑out, compromise, settlement or satisfaction relating to this assignment of Rents and Leases.  All such costs, expenses, and fees shall be due and payable upon demand, shall bear interest from the date incurred through the date of collection at the overdue Interest Rate stated in the Loan Documents, and shall be secured by the Deed of Trust.

2.08SUBORDINATION OF LEASES.  Each lease of any portion of the Property shall be absolutely subordinate to the lien of this Deed of Trust, but shall also contain a provision, satisfactory to Beneficiary, that in the event of the exercise of the power of sale hereunder or a sale pursuant to a judgment of foreclosure, such lease, at the sole and exclusive option of the purchaser at such sale, shall not be terminated and the tenant thereunder shall attorn to such purchaser and, if requested to do so, shall enter into a new lease for the balance of the term of such lease then remaining, upon the same terms and conditions.  If Beneficiary so requests, Trustor shall cause the tenant under each or any of such leases to enter into subordination and attornment agreements with Beneficiary which are satisfactory in form, scope and substance to Beneficiary. Each warehouse agreement concerning any portion of the Property shall not create an interest in the Real Property.

2.09LEASING COMMISSIONS.  Trustor covenants and agrees that all contracts and agreements between Trustor or Trustor and a third party relating to the Property to pay leasing commissions, management fees or other compensation shall (1) provide that the obligation to pay such commissions, fees and other compensation will not be enforceable against any party other than the party who entered into such agreement; (2) be subordinate and inferior to the lien of this Deed of Trust; and (3) not be enforceable against Beneficiary.  Trustor shall promptly furnish Beneficiary with evidence of Trustor’s compliance with this paragraph upon the execution of each such contract or agreement.

ARTICLE III
SECURITY aGREEMENT

3.01SECURITY AGREEMENT.

(a)THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY, AND TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE WHERE THE PERSONAL PROPERTY IS SITUATED (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING.  UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY’ S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST.

(b)The grant of a security interest to Beneficiary in the granting clause of this Deed of Trust shall not be construed to derogate from or impair the lien or provisions of or the rights of Beneficiary under this Deed of Trust with respect to any property described therein which is real property or which the parties have agreed to treat as real property.

(c)If required by Beneficiary, at any time during the term of this Deed of Trust, Trustor will execute and deliver to Beneficiary, in form satisfactory to Beneficiary, additional security agreements, financing statements and/or other instruments covering all Personal Property as defined above or fixtures of Trustor which may at any time be furnished, placed on, or annexed or made appurtenant to the Real Property or used, useful or held for use, in the operation of the Improvements.

(d)Trustor hereby authorizes Beneficiary to file with the appropriate filing officer or office such financing statements and/or other instruments as Beneficiary may deem appropriate in order to impose and perfect the lien and security interest created hereby more specifically on the Personal Property or any fixtures.  Trustor authorizes Beneficiary to file such financing statements and amendments, assignments and continuations thereto, as Beneficiary deems necessary to perfect its security interest in the Personal Property and to prevent its security interest from becoming unperfected.

(e)It is understood and agreed that, in order to protect Beneficiary from the effect of U.C.C. Section 9-334, as amended from time to time, in the event that Trustor intends to purchase any goods which may become fixtures attached to the Property, or any part thereof, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(1)Trustor shall, before executing any security agreement or other document evidencing or perfecting such security interest, obtain the prior written approval of Beneficiary, and all requests for such written approval shall be in writing and contain the following information:

(i)a description of the fixtures to be replaced, added to, installed or substituted;

(ii)the address at which the fixtures will be replaced, added to, installed or substituted; and

(iii)the name and address of the proposed holder and proposed amount of the security interest.

Trustor’s execution of any such security agreement or other document evidencing or perfecting such security interest without Beneficiary’s prior written approval shall constitute an Event of Default.  No consent by Beneficiary pursuant to this subparagraph shall be deemed to constitute an agreement to subordinate any right of Beneficiary in fixtures or other property covered by this Deed of Trust.

(2)If at any time Trustor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Beneficiary, at its option, may at any time pay the amount secured by such security interest.  Any money paid by Beneficiary under this Subparagraph, including any expenses, costs, charges and attorney’s fees incurred by Beneficiary, shall be reimbursed to Beneficiary in accordance with Section 5.09 hereof.  Beneficiary shall be subrogated to the rights of the holder of any such purchase money security interest in the Personal Property.

(3)Beneficiary shall have the right to acquire by assignment from the holder of such security interest any and all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of Trustor’s indebtedness for such Personal Property or fixtures, and, upon acquiring such interest by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of the U.C.C. and in accordance with any other provisions of law.

(4)Whether or not Beneficiary has paid the indebtedness secured by, or taken an assignment of, such security interest, Trustor covenants to pay all sums and perform all obligations secured thereby, and if Trustor at any time shall be in default under such security agreement, it shall constitute an Event of Default.

(5)The provisions of subparagraphs (2) and (3) of this paragraph (e) shall not apply if the goods which may become fixtures are of at least equivalent value and quality as any property being replaced and if the rights of the party holding such security interest have been expressly subordinated, at no cost to Beneficiary, to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary, including without limitation, at the option of Beneficiary, providing to Beneficiary a satisfactory opinion of counsel to the effect that this Deed of Trust constitutes a valid and subsisting first lien on such fixtures which is not subordinate to the lien of such security interest under any applicable law, including without limitation, the provisions of Section 9-334 of the U.C.C.

(f)Trustor hereby warrants, represents and covenants with, to and for the benefit of Beneficiary as follows:

(1)Trustor is the sole owner of the Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever other than the lien of this Deed of Trust and the Permitted Exceptions.  Trustor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest therein.

(2)The Personal Property is not used or bought and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Trustor’s business.

(3)The Personal Property has been located on the Land and/or Improvements for at least fifteen (15) days and will be kept on or at the Land or the Improvements and Trustor will not remove the Personal Property therefrom without the prior written consent of Beneficiary, except as may be removed in accordance with the Loan Agreement, and except such portions or items of Personal Property temporarily stored elsewhere to facilitate refurbishing or repair thereof or of the Improvements.

(4)Trustor’s name as shown in its organizational documents and jurisdiction of organization are as set forth in the beginning of this Deed of Trust.  Trustor will not change its name or state of organization without the prior written consent of Beneficiary.  Trustor is a corporation organized under the laws of the State of Delaware, and its state organization number is 5419083.

This instrument constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the counties in which the Property is located with respect to any and all fixtures included within the term “Property” as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures.  The Trustor is the record owner of the Property.  Trustor shall be deemed the “Debtor” with the address set forth for Trustor in Section 6.02 hereof.  Beneficiary shall be deemed to be the “Secured Party” with the address set forth for Beneficiary in Section 6.02 hereof and shall have all of the rights of a secured party under the Uniform Commercial Code.  This Deed of Trust covers goods which are or are to become fixtures.

ARTICLE IV
DEFAULTS AND REMEDIES

4.01EVENTS OF DEFAULT.  Any of the following shall be deemed to be a material breach of Trustor’s covenants herein and shall constitute a default hereunder (“Event of Default”):

(a)The failure of Trustor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, within three days of when the same shall become due and payable.

(b)The failure of Trustor to perform or observe any other term, provision, covenant, condition or agreement under, or a Default or Event of Default occurs under any Loan Document, including the Loan Agreement.

(c)Any default under any other deed of trust, security agreement or other instrument that secures (i) the Note, or (ii) any other existing or future loan made by Beneficiary to Trustor or any person controlling, controlled by or under common control with Trustor.

(d)The filing by Trustor or any guarantor of the Loan of a voluntary petition or application for relief in bankruptcy or Trustor’s or guarantor’s adjudication as a bankrupt or insolvent, or the filing by Trustor or any guarantor of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or Trustor’s or guarantor’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of Trustor or guarantor or of all or any substantial part of the Property or of any or all of the Rents and Profits thereof, or the making of any general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due.

(e)If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents or otherwise, by Trustor or by any person or entity otherwise liable under any Loan Document shall be materially false or misleading or furnished with knowledge of the false nature thereof.

(f)Trustor shall (i) fail to make any payment due in connection with one or more indebtedness obligations (other than under the Secured Indebtedness) or the failure to perform any other obligations in connection with such indebtedness, with such failure continuing beyond any applicable cure period; (ii) fail to perform any other obligation in connection with such indebtedness obligations and as a result thereof the holder of indebtedness has the right to declare such indebtedness immediately due and payable; or (iii) be in default under any indebtedness secured by a lien on or security interest in any portion of the Property and any related cure period has expired.

(g)If Trustor shall suffer or permit the Property, or any part thereof, to be used in such manner as might tend to (1) impair Trustor’s title to the Property, or any part thereof; or (2) create rights of adverse use or possession; or (3) constitute an implied dedication of the Property, or any part thereof.

(h)The occurrence of a transfer or encumbrance prohibited under Section 1.17 of this Deed of Trust or the Loan Agreement.

(i)The occurrence of an Event of Default under any of the other Loan Documents.

4.02REMEDIES UPON DEFAULT.  Upon the happening of any Event of Default, the Secured Indebtedness shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and Beneficiary may forthwith undertake any one or more of the following:

(a)Foreclosure.  Institute an action of foreclosure in accordance with the law of the State, or take such other action as the law may allow, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents and, in the case of a judicial proceeding, proceed to final judgment and execution thereon for the amount of the Secured Indebtedness (as of the date of such judgment) together with all costs of suit, attorneys’ fees and interest on such judgment at the maximum rate permitted by law from and after the date of such judgment until actual payment is made to Beneficiary in the full amount due Beneficiary; provided, however, if Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price (Beneficiary’s final bid) shall be applied against the total amount due Beneficiary; and/or

(b)Possession.  Trustee or Beneficiary personally, or by its agents, attorneys or receiver appointed by the court, may enter, take possession of, manage and operate all or any part of the Property, and in its own name or in the name of Trustor sue for or otherwise collect any and all rents or other proceeds of the Property and may also do any and all other things in connection with those actions that Beneficiary may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust.  Such other things may include: insuring or keeping the Property insured, entering into, enforcing, modifying or canceling Leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying rents; completing any unfinished construction; contracting for and making repairs and alterations; performing such acts of cultivation or irrigation as necessary to conserve the value of the Property.  Trustor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Trustor’s name on any instruments.  Trustor agrees to deliver to Beneficiary all books and records pertaining to the Property, including computer-readable memory and any computer hardware or software necessary to access or process such memory, as may reasonably be requested by Beneficiary in order to enable Beneficiary to exercise its rights under this Section.  All expenses, including receiver’s fees and attorneys’ fees, costs and agent’s compensation incurred pursuant to this Section shall be payable by Trustor to Beneficiary upon demand and shall be secured by this Deed of Trust.  Anything in this Section 4.02 to the contrary notwithstanding, Beneficiary shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as the result of any exercise by Beneficiary of its rights under this Deed of Trust, and Beneficiary shall be liable to account only for the rents, incomes, issues, profits, and revenues actually received by Beneficiary.

(c)UCC Remedies.   Beneficiary shall have all of the remedies of a secured party under the UCC, and any other applicable law, including without limitation the right and power to sell, or otherwise dispose of, the Personal Property, or any part thereof.  For that purpose Beneficiary may take immediate and exclusive possession of the Personal Property, or any part thereof, and with or without judicial process, enter upon any Land on which the Personal Property, or any part thereof, may be situated and remove the same therefrom without being deemed guilty of trespass and without liability for damages thereby occasioned or, at Beneficiary’s option, Trustor shall assemble the Personal Property and make it available to Beneficiary at the place and at the time designated in the demand.  Beneficiary shall be entitled to hold, maintain, preserve and prepare the Personal Property for sale.  Beneficiary without removal may render the Personal Property unusable and dispose of the Personal Property on the Land.  To the extent permitted by law, Trustor expressly waives any notice of sale or other disposition of the Personal Property and any other right or remedy of Beneficiary existing after default hereunder, and to the extent any such notice is required and cannot be waived, Trustor agrees that as it relates to this Section 4.02 (c) only, if such notice is mailed, postage prepaid, to Trustor at the above address at least ten (10) days before the time of the sale or disposition, such notice shall be deemed commercially reasonable and shall fully satisfy any requirement for giving of said notice.

(d)Mixed Collateral. Notwithstanding anything in Section 4.02(c) above which might otherwise be construed to the contrary, Beneficiary shall have the option of proceeding as to the Real Property and all or some of the Personal Property in accordance with its rights and remedies with respect to the real property in accordance with the unified sale procedures set forth in the UCC.

(e)Trustee’s Sale. Beneficiary may cause the Property to be sold by Trustee as permitted by applicable law.  Before any such trustee’s sale, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law.  When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Trustee shall sell the Property, either as a whole or in separate parcels, and in such order as Trustee may determine, at a public auction to be held at the time and place specified in the notice of sale.  Neither Trustee nor Beneficiary shall have any obligation to make demand on Trustor before any trustee’s sale.  At any trustee’s sale, Trustee shall sell to the highest bidder at public auction for cash in lawful money of the United States.  Any person, including Beneficiary, may purchase at the trustee’s sale, and Beneficiary shall be entitled to credit bid the outstanding balance of the Secured Indebtedness.  Trustee shall execute and deliver to the purchaser a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied.  The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any trustee’s sale, shall be conclusive proof of their truthfulness.  Any such deed shall be conclusive against all persons as to the facts recited in it.

(f)Receiver.  Beneficiary may apply to any court of competent jurisdiction for the appointment of a receiver or receivers for the Property and of all the earnings, revenues, rents, issues, profits and income therefrom, ex parte, without notice, and without regard to the sufficiency or value of any security for the Secured Obligations or the solvency of any party bound for its payment, the expenses of which shall be secured by this Deed of Trust.

(g)Other Remedies. Beneficiary may take such steps to (1) protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note, or in this Deed of Trust, or (2) aid in the execution of any power herein granted, (3) accomplish any foreclosure hereunder, or (4) enforce any other appropriate legal or equitable remedy or otherwise as Beneficiary shall elect.

4.03APPLICATION OF PROCEEDS OF SALE.  In the event of a sale of the Property pursuant to Section 4.02(a) or Section 4.02(b) hereof, the proceeds of said sale, to the extent permitted by law, shall be applied to the following, in such order as Beneficiary shall, in its sole discretion, determine:  the expenses of such sale and of all proceedings in connection therewith, including attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; and any other unpaid portion of the Secured Indebtedness; and the remainder shall be paid to Trustor.

4.04REMEDIES CUMULATIVE.  All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other Loan Document and Trustee and the Beneficiary shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness, the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any remedy provided for hereunder or under any such other Loan Document provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

4.05RESORT TO SECURITY.  Beneficiary may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Beneficiary in its sole and uncontrolled discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Deed of Trust.

4.06TRUSTOR’S WAIVER.  To the full extent Trustor may do so, Trustor agrees that Trustor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Trustor, for Trustor and Trustor’s representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Secured Indebtedness, notice of election to mature or declare due the Secured Indebtedness and all rights to a marshalling of the assets of Trustor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created.  Trustor shall not have or assert any right under any statute or rule of law pertaining to the marshalling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Beneficiary under the terms of this Deed of Trust to a sale of the Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the right of Beneficiary under the terms of this Deed of Trust to the payment of the Secured Indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever.  If any law referred to in this paragraph and now in force, of which Trustor or Trustor’s representatives, successors and assigns and such other persons claiming any interest in the Property might take advantage despite this paragraph, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this paragraph.

4.07TENANCY.  In the event there is a foreclosure sale hereunder and at the time of such sale Trustor or Trustor’s representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Trustor are occupying or using the Property, or any part thereof, each and all shall, at the option of Beneficiary or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied.

ARTICLE V
GENERAL COVENANTS

5.01NO WAIVER.  No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents shall preclude, waive or limit any other or further exercise thereof or the exercise of any other right or remedy.  Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property in such manner as Beneficiary may deem fit, without waiving any other rights or remedies with respect to any other portion of the Property.

5.02CONVEYANCE OF PROPERTY.  Except as expressly provided in the Loan Agreement, Trustor shall not cause, permit or suffer the Property, or any part thereof, or any interest therein, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of.

5.03TRUSTOR’S ESTOPPEL.  Trustor shall, within ten (10) days after a request by Beneficiary, furnish a duly acknowledged written statement in form satisfactory to Beneficiary setting forth the amount of the Secured Indebtedness, stating either that no offsets or defenses exist against the Secured Indebtedness, or if such offsets or defenses are alleged to exist, the nature and extent thereof and such other matters as Beneficiary may reasonably request.

5.04FURTHER ASSURANCES.  Trustor shall, at the cost of Trustor, and without expense to Beneficiary and/or Trustee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, financing statements, modifications, notices of assignment, transfers and assurances as Beneficiary and/or Trustee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Beneficiary and/or Trustee the Property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary and/or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, re‑registering, recording or re‑recording this Deed of Trust.  Upon any failure by Trustor to comply with the terms of this Section, Beneficiary may, at Trustor’s expense, make, execute, record, file, re‑record and/or re‑file any and all such documents for and in the name of Trustor, and Trustor hereby irrevocably appoints Beneficiary as its attorney-in-fact so to do and such appointment is coupled with an interest.

5.05FEES AND EXPENSES.  If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Trustor, the Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Trustor shall reimburse Beneficiary for all expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit be commenced, and the same shall be reimbursed to Beneficiary in accordance with Section 5.09 hereof.

5.06REPLACEMENT OF NOTE.  Upon notice to Trustor of the loss, theft, destruction or mutilation of the Note, Trustor will execute and deliver, in lieu thereof, a replacement note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in any of the Loan Documents to the Note shall be deemed to refer to such replacement note.

5.07HAZARDOUS SUBSTANCES.

(a)Trustor hereby represents, warrants, covenants and agrees to and with Beneficiary that all operations or activities upon, or any use or occupancy of the Property, or any portion thereof, by Trustor, and any tenant, subtenant or occupant of the Property, or any portion thereof, is presently and shall hereafter be in all respects in compliance with all state, federal and local laws and regulations governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of animal or vegetable waste, carcass or garbage disposal and any Hazardous Substance; and that neither Trustor nor (to the best of Trustor’s knowledge, after due inquiry) any tenant, subtenant or occupant of all or any portion of the Property, has at any time placed, suffered or permitted the presence of any such Hazardous Substances at, on, under, within or about the Property, or any portion thereof in violation of applicable law.

(b)In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local law or regulation, by any judicial order, or by any governmental entity, or in order to comply with any agreement entered into because of, or in connection with, any occurrence or event described in this Section, Trustor shall perform or cause to be performed the Remedial Work in compliance with such law, regulation, order or agreement.  All Remedial Work shall be performed by one or more contractors, selected by Trustor and approved in advance in writing by Beneficiary, and under the supervision of a consulting engineer, selected by Trustor and approved in advance in writing by Beneficiary.  All costs and expenses of such Remedial Work shall be paid by Trustor including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Beneficiary’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of such Remedial Work.  In the event Trustor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be reimbursed to Beneficiary in accordance with Section 5.09 hereof.

(c)Trustor shall protect, defend, indemnify and hold Beneficiary harmless from and against all loss, cost (including attorneys’ fees), liability, damage, claim or obligation, whenever asserted or brought, known or unknown, (i) arising in connection with or resulting from any breach of warranty, misrepresentation or nonfulfillment of any agreement by Trustor herein, (ii) based upon or otherwise resulting from an alleged or claimed violation of any federal, state or local environmental law, regulation or ordinance, or common law of any state, including but not limited to any tort claims, that pertain or relate in any respect or manner to the Property, incurred by Trustor by reason of any violation of any applicable statute or regulation (whether such liability is to a private party or any government unit, state or federal), or (iii) by reason of the imposition of any governmental lien for the recovery of environmental cleanup costs expended by reason of such violation, without regard to fault on the part of Trustor.  The indemnification provided in this Section 5.07 is not the substantial equivalent of and shall not be applicable to any matters as to which Lender is indemnified by Trustor pursuant to the Environmental Indemnity Agreement, it being the intention of the parties that the Environmental Indemnity Agreement apply exclusively to such matters.

5.08WAIVER OF CONSEQUENTIAL DAMAGES.  Trustor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, whatever the nature of a failure by Beneficiary to perform its obligation(s), if any, under the Loan Documents, and Trustor hereby expressly waives all claims that it now or may hereafter have against Beneficiary for such consequential damages.

5.09BENEFICIARY REIMBURSEMENT.  Any payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate under the Note from the date such payments are made or funds expended or advanced, (3) become due and payable by Trustor upon demand therefor by Beneficiary, and (4) bear interest at the Overdue Interest Rate (as such term is defined in the Note) from the date of such demand.  Failure to reimburse Beneficiary upon such demand shall constitute an Event of Default under Section 4.01(a) hereof.

5.10INDEMNIFICATION OF TRUSTEE.  Except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment.  Trustee may rely on any document believed by it in good faith to be genuine.  All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon.  Trustor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties hereunder.

5.11ACTIONS BY TRUSTEE.  At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any person for payment of the Secured Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request and which are permitted by this Deed of Trust or by applicable law.

ARTICLE VI
MISCELLANEOUS COVENANTS

6.01REMEDIES CUMULATIVE.  No right, power or remedy conferred upon or reserved to Beneficiary and/or Trustee by any of the Loan Documents is intended to be exclusive of any other right, power or remedy, but shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or under any of the other Loan Documents or now or hereafter existing under applicable law.

6.02NOTICES.  All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Deed of Trust shall be in writing.  All notices hereunder shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth below (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.  Addresses for notices are as follows:

Trustor’s address:	Green Plains Wood River LLC
1811 Aksarben Drive
Omaha, Nebraska 68106
Attn: Michelle Mapes

Beneficiary’s address:	MetLife Real Estate Lending LLC
c/o MetLife Investment Management, LLC
Agricultural Investments
10801 Mastin Boulevard, Suite 700
Overland Park, Kansas 66210
Attention: Director, Food & Agribusiness Group

and:	MetLife Investment Management, LLC
Agricultural Investments
10801 Mastin Boulevard, Suite 700
Overland Park, Kansas 66210
Attn: Legal Department

6.03HEIRS AND ASSIGNS; TERMINOLOGY.

(a)This Deed of Trust applies to, inures to the benefit of, and binds Trustor, Beneficiary and Trustee, their heirs, legatees, devisees, administrators, executors, successors and assigns.  The term “Trustor” shall include both the original Trustor and any subsequent owner or owners of any of the Property.  The term “Beneficiary” shall include the owner and holder of the Note, whether or not named as Beneficiary herein.  The term “Trustee” shall include both the original Trustee and any subsequent successor or additional trustee(s) acting hereunder.

(b)In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

6.04SEVERABILITY; MULTIPLE GUARANTORS.  If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Deed of Trust except that if such provision relates to the payment of any monetary sum, then, Beneficiary may, at its option declare the Secured Indebtedness immediately due and payable.  If this Deed of Trust is held unenforceable or void for any reason as to any portion of the Property granted by one or more of the persons or entities comprising Trustor, then such portion of the Property shall be deemed separate from the lien of this Deed of Trust and such holding shall not affect the validity of this Deed of Trust with respect to any other portion of the Property.  All persons executing this Deed of Trust acknowledge that they intend to induce Beneficiary to make the loan secured hereby and that Beneficiary will rely upon this Deed of Trust as a material element in so doing, that they expect to be benefited by such loan, and that this Deed of Trust is given for valuable consideration.  This Deed of Trust shall not be affected or impaired by any default of any person executing the Note, including any misuse of the loan proceeds, any breach of any agreement among the parties comprising Trustor inter se, or by any change in the legal relationships among any such persons.

6.05APPLICABLE LAW; WAIVER OF JURY TRIAL.  This Deed of Trust shall be construed and enforced in accordance with the laws of the State of Iowa without regard or reference to its conflict of laws principles, except that procedural and substantive matters relating to the creation, perfection and foreclosure of liens, and enforcement of rights and remedies against Property other than the Personal Property, will be governed by the laws of the State of Nebraska. TRUSTOR AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT,

TORT, OR OTHERWISE) BETWEEN TRUSTOR AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DEED OF TRUST, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND TRUSTOR.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

6.06CAPTIONS.  The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of this Deed of Trust, nor in any way affect this Deed of Trust.

6.07TIME OF THE ESSENCE.  Time shall be of the essence with respect to all of Trustor’s obligations under this Deed of Trust and the other Loan Documents.

6.08NO MERGER.  In the event that Beneficiary should become owner of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.

6.09NO MODIFICATIONS.  This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Trustor and Beneficiary.

ARTICLE VII
NON-UNIFORM COVENANTS

7.01RESIGNATION AND APPOINTMENT OF TRUSTEE.  Trustee may resign by an instrument in writing addressed to the Beneficiary, or Trustee may be removed at any time with or without cause by Beneficiary.  In case of the death, resignation, removal or disqualification of Trustee or if for any reason the Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Beneficiary, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Secured Indebtedness secured hereby has been paid in full or until the Property is sold hereunder.  In the event the Secured Indebtedness is owned by more than one person or entity, the holder or holders of not less than a majority of the amount of the Secured Indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee provided for in the preceding sentence.  Such appointment and designation by Beneficiary or by the holder or holders of not less than a majority of the Secured Indebtedness shall be full evidence of the right and authority to make the same and of all facts therein recited.  If Beneficiary is a corporation and such appointment is executed in its behalf by an officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation.  Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Beneficiary or of the successor or substitute Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Property of the Trustee so ceasing to act, together with all rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee.  All references herein to Trustee shall be deemed to refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.  Trustor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative(s) as of the day and year first written above.

GREEN PLAINS WOOD RIVER LLC, a
Delaware limited liability company

By: GREEN PLAINS INC., an Iowa corporation, as Member

By:	/s/ Patrich Simpkins
Name:	Patrich Simpkins
Title:	Chief Financial Officer

[ACKNOWLEDGEMENTS OF DEED OF TRUST ON FOLLOWING PAGE]

STATE OF NEBRASKA          )

) SS

COUNTY OF DOUGLAS)

The foregoing instrument was acknowledged before me this 28th day of August, 2020 by Patrich Simpkins, as Chief Financial Officer of GREEN PLAINS INC., an Iowa corporation, as Member of GREEN PLAINS WOOD RIVER LLC, a Delaware limited liability company, on behalf of said limited liability company.

Ronda Alcala
Signature of person taking Acknowledgment

Notary Public
Title or Rank

Serial Number, if any

[SEAL]

[Notary Page to Deed of Trust]

EXHIBIT A

TO

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

I.  DEFINED TERMS

“Hazardous Substances” shall include without limitation:

(i)Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.) (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) (“SARA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.) (“RCRA”), and the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended;

(ii)Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(iii)Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33 U.S.C. §1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. §1317); (E) flammable explosives; or (F) radioactive materials; and

(iv)Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

“Rents and Profits” shall mean all and any income, rents, royalties, revenue, issues, profits, proceeds, accounts receivable and other benefits now or hereafter arising from the Property, or any part thereof.

“Requirements” shall mean all requirements relating to land and building construction, use and maintenance, including, without limitation, planning, zoning, subdivision, environmental, air quality, waste disposal, water runoff, odor, flood hazard, fire safety, handicapped facilities and other governmental approvals, permits, licenses and/or certificates as may be necessary from time to time to comply with any of the foregoing, and other applicable statutes, rules, orders, regulations, laws, ordinances and covenants, conditions and restrictions, which now or hereafter pertain to and/or affect the design, construction, existence, operation or

Exhibit A-1

use and occupancy of the Property, or any part thereof, or any business conducted therein or thereon.

Exhibit A-2

EXHIBIT B

TO

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

LEGAL DESCRIPTION

Lot 1 Cargill Addition, and Lots 1 and 2, Cargill Second Subdivision, Wood River, Hall County, Nebraska.

formerly described as:

Tract A: (Fee Interest)

Lot 2, Cargill Addition, Wood River, Hall County, Nebraska.  (now Lots 1 and 2 Cargill Second Subdivision)

Tract B: (Leasehold Interest as evidenced by that certain Grain Facility Lease by and between Cargill, Incorporated as Landlord/Lessor and Green Plains Wood River LLC as Tenant/Lessee, as evidenced by the Memorandum of Lease dated November 26, 2013 filed December 6, 2013 as instrument number 201309517 in the Register of Deeds of Hall County, Nebraska)

Lot 1, Cargill Addition, Wood River, Hall County, Nebraska, formerly known and described as follows:

All that part of the S 1/2 SE 1/4 of Section 24, in Section 24, in Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, which lies South of the center line of the Union Pacific Railroad Company right of way, being a triangular piece of ground more particularly described as follows:

Beginning at the intersection of said center line of right of way with the East line of said Section 24, running thence South along said East Section line for a distance of 868 feet to the Southeast corner of said Section running thence West along the South line of said Section for a distance of 2,246 feet to its point of intersection with the center line of said right of way, running thence in a Northeasterly direction along said center line of the place of beginning;

Subject however, to the Union Pacific Railroad right of way less that part conveyed to the State of Nebraska by Warranty Deed recorded in Book 79, Page 573 in the office of the Register of Deeds in Hail County, Nebraska; and subject to the county roads.

AND EXCEPT

Part of the S 1/2 SE 1/4 of Section 24, in Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, more particularly described as follows:

Commencing at a point on the East line of the SE 1/4, said point being 526.13 feet North of the Southeast corner of said Section 24; thence 133.0 feet West perpendicular to the East line of the SE 1/4 of said Section 24 to a point; thence 75.0 feet North parallel to the East line of the Union Pacific Railroad Company; thence 142.62 feet Northeasterly along the Southerly right of way line of said railroad, to a point on the East line of the SE 1/4 of said Section 24; thence 126.49 feet South along the East line of the SE 1/4 of said Section 24, to the point of beginning.

Tract C (Water Rights)   (described in the 2013 Specialty Warranty Deed as Tract B-1-Restrictive Covenant and Easement Interest)

Exhibit B - 1

All rights and interest in and to, all ground water and surface water rights located on, appurtenant to or used in connection with Tract B (collectively, the "Water Rights") as described in the Water Rights Deed and Declaration of Restrictive Covenants and Easements recorded in the Register of Deeds of Hall County, Nebraska filed December 22, 2006 at Instrument No. 200611329 and in the Register of Deeds of Buffalo County, Nebraska filed December 21, 2006 at Instrument No. 20069709, which Tract B is more particularly described as:

Tract B:

A tract of land being part of the Southeast Quarter of the Southeast Quarter (SE1/4 SE1/4) of Section Two (2) and the Northeast Quarter of the Northeast Quarter (NE1/4 NE1/4) and part of the Northwest Quarter of the Northeast Quarter (NW1/4 NE1/4) of Section Eleven (11) and all located in Township Eight (8) North, Range Fourteen (14) West of the Sixth Principal Meridian, Buffalo County, Nebraska, and all more particularly described as follows: Referring to the Northwest corner of the Northeast Quarter of said Section 11 and assuming the west line of said Northeast Quarter as bearing S 00°16'59" E and all bearings contained herein are relative thereto; thence S 00°16'59" E on said west line a distance of 195.87 feet to the ACTUAL PLACE OF BEGINNING; thence S 00°16'59" E a distance of 1131.14 feet to the Southwest corner of said Northwest Quarter of the Northeast Quarter; thence S 84°47'50" E and on the south line of said Northwest Quarter of the Northeast Quarter and the Northeast Quarter of the Northeast Quarter a distance of 2683.29 feet to the southeast corner of said Northeast Quarter of the Northeast Quarter; thence N 00°03'16" E and on the east line of said Northeast Quarter a distance of 1334.54 feet to the northeast corner of the Northeast Quarter of said Section 11; said point also being the southeast corner of the Southeast Quarter of said Section 2; thence N 00°36'23" W and on the east line of the Southeast Quarter of said Section 2 a distance of 424.14 feet; thence S 77°47'11" W a distance of 2067.23 feet; thence N 85°21'26" W a distance of 656.31 feet to the place of beginning.

Tract C-1 (Water Rights Easement Interest)

Non-exclusive easements to and over the Leisinger Property (i) for pedestrian and vehicular ingress, egress and across to and (ii) to install, maintain, repair, replace and utilize pumps, pipelines, other equipment and transmission lines for the purpose of exercising and utilizing the Water Rights, as described in the Water Rights Deed and Declaration of Restrictive Covenants and Easements recorded in the Register of Deeds of Hall County, Nebraska filed December 22, 2006 at Instrument No. 200611329 and in the Register of Deeds of Buffalo County, Nebraska filed December 21, 2006 at Instrument No. 20069709, which Leisinger Property is more particularly described as follows:

Tract A:

A tract of land being part of Government Lot Nine (9) and part of Government Lot Ten (10) and part of the Southeast Quarter of the Southeast Quarter (SE1/4 SE1/4) and part of the Southwest Quarter of the Southeast Quarter (SW1/4 SE1/4) of Section Two (2) and part of the Northwest Quarter of the Northeast Quarter (NW1/4 NE1/4) of Section Eleven (11) and located in Township Eight (8) North, Range Fourteen (14) West of the Sixth Principal Meridian, Buffalo County, Nebraska, and all more particularly described as follows: Beginning at the Southwest corner of the Southeast Quarter of said Section 2, said place of beginning being the Northwest corner of the Northeast Quarter of said Section 11 and assuming the west line of the Southeast Quarter of said Section as bearing N 02°52'01" E and all bearings contained herein are relative thereto; thence N 02°52'01" E on said west line a distance of 1267.6 feet to a point on the south line of a public road; thence N 78°21'08" E and on the south line of said public road a distance of 2286.59 feet; thence S 00°50'57" E a distance of 183.22 feet; thence N 85°45'35" E a distance of 356.26 feet to the east line of said Section 2; thence S 00°36'23" E and on

Exhibit B - 2

said east line a distance of 1382.54 feet; thence S 77°47'11" W a distance of 2067.23 feet; thence N 85°21'26" W a distance of 656.31 feet to the west line of the Northeast Quarter of said Section 11; thence N 00°16'59" W and on said west line a distance of 195.87 feet to the place of beginning.

Tract B:

A tract of land being part of the Southeast Quarter of the Southeast Quarter (SE1/4 SE1/4) of Section Two (2) and the Northeast Quarter of the Northeast Quarter (NE1/4 NE1/4) and part of the Northwest Quarter of the Northeast Quarter (NW1/4 NE1/4) of Section Eleven (11) and all located in Township Eight (8) North, Range Fourteen (14) West of the Sixth Principal Meridian, Buffalo County, Nebraska, and all more particularly described as follows: Referring to the Northwest corner of the Northeast Quarter of said Section 11 and assuming the west line of said Northeast Quarter as bearing S 00°16'59" E and all bearings contained herein are relative thereto; thence S 00°16'59" E on said west line a distance of 195.87 feet to the ACTUAL PLACE OF BEGINNING; thence S 00°16'59" E a distance of 1131.14 feet to the Southwest corner of said Northwest Quarter of the Northeast Quarter; thence S 84°47'50" E and on the south line of said Northwest Quarter of the Northeast Quarter and the Northeast Quarter of the Northeast Quarter a distance of 2683.29 feet to the southeast corner of said Northeast Quarter of the Northeast Quarter; thence N 00°03'16" E and on the east line of said Northeast Quarter a distance of 1334.54 feet to the northeast corner of the Northeast Quarter of said Section 11; said point also being the southeast corner of the Southeast Quarter of said Section 2; thence N 00°36'23" W and on the east line of the Southeast Quarter of said Section 2 a distance of 424.14 feet; thence S 77°47'11" W a distance of 2067.23 feet; thence N 85°21'26" W a distance of 656.31 feet to the place of beginning.

Tract D: (Easement Interest)

A parcel of land located in the South Half of the Northwest Quarter of Section 24, Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as described in Instrument No. 200805469, filed June 25, 2008 in the records of Hall County, Nebraska, and more particularly described as follows:

Commencing at the Southwest corner of said Northwest Quarter, thence N00°00'26"E (assumed bearing) along the west line said South Half of the Northwest Quarter a distance of 2.52 feet to the place of beginning; thence N00°00'26"E along said west line a distance of 60.00 feet; thence S89°59'34"E perpendicular to the west line said South Half of the Northwest Quarter a distance of 140.00 feet; thence S00°00'26"W parallel with the west line of said South Half of the Northwest Quarter a distance of 60.00 feet; thence N89°59'34"W perpendicular to the west line said South Half of the Northwest Quarter a distance of 140.00 feet to the place of beginning.

Tract E: (Easement Interest)

Parcel 1:

Non-exclusive easements over part of the Southeast Quarter of the Southwest Quarter of Section 24, Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 24, 2007, filed June 5, 2007 as Instrument No. 200704654.

Exhibit B - 3

Parcel 2:

Non-exclusive easements over part of the South Half of the Northwest Quarter and the North Half of the Southwest Quarter of Section 24, Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 22, 2007, filed August 30, 2007 as Instrument No. 200707455;

AND

Non-exclusive easements over part of the South Half of the Northwest Quarter and the North Half of the Southwest Quarter of Section 24, Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated August 27, 2007, filed September 26, 2007 as Instrument No. 200708273.

Parcel 3:

Non-exclusive easements over part of the North Half of the Northwest Quarter of Section 24, Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 25, 2007, filed July 10, 2007 as Instrument No. 200705833.

Parcel 4:

Non-exclusive easements over part of the Southwest Quarter of Section 13, and part of the South Half of the Southwest Quarter of Section 12, all in Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 23, 2007, filed June 5, 2007 as Instrument No. 200704651.

Parcel 5:

Non-exclusive easements over part of the Northwest Quarter of Section 13, and part of the East Half of the Southwest Quarter of Section 1, all in Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 7, 2007, filed May 17, 2007 as Instrument No. 200704006.

Parcel 6:

Non-exclusive easements over part of the Southwest Quarter of Section 13, and part of the South Half of the Southwest Quarter of Section 12, all in Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated November 5, 2007, filed November 29, 2007 as Instrument No. 200710027.

Parcel 7:

Non-exclusive easements over part of the North Half of the Southwest Quarter of Section 12, Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated June 25, 2007, filed August 30, 2007 as Instrument No. 200707456.

Parcel 8:

Exhibit B - 4

Non-exclusive easements over part of the North Half of the Northwest Quarter and the South Half of the Northwest Quarter of Section 12, Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 8, 2007, filed May 17, 2007 as Instrument No. 200704007.

Parcel 9:

Non-exclusive easements over part of the Northwest Quarter of Section 1, Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 21, 2007, filed July 10, 2007 as Instrument No. 200705832;

AND

Non-exclusive easements over part of the Northwest Quarter of Section 1, Township 10 North, Range 12 West of the 6th P.M., in Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 9, 2007, filed July 10, 2007 as Instrument No. 200705831.

Parcel 10:

Non-exclusive easements over part of the West Half of the West Half of the Southeast Quarter, and part of the East Half of the Northwest Quarter, and part of the Southwest Quarter of Section 36, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 24, 2007, filed June 5, 2007 as Instrument No. 200704652.

Parcel 11:

Non-exclusive easements over part of the West Half of the Northwest Quarter of Section 36, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 17, 2007, filed June 5, 2007 as Instrument No. 200704653; Re-recorded May 14, 2008 as Instrument No. 200804175.

Parcel 12:

Non-exclusive easements over part of the Southwest Quarter of Section 25, Township 11, North Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated June 15, 2007, filed September 26, 2007 as Instrument No. 200708268.

Parcel 13:

Non-exclusive easements over part of the South Half of the Northwest Quarter of Section 25, part of the South Half of the Northwest Quarter of Section 24, part of the North Half of the Northwest Quarter of Section 24, and part of the North Half of the Northwest Quarter of Section 13, all in Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 17, 2007, filed May 18, 2007 as Instrument No. 200704042 and as corrected by Corrective Pipeline Easement by Owner dated July 29, 2009, filed July 31, 2009 as Instrument No. 200906341.

Parcel 14:

Exhibit B - 5

Non-exclusive easements over part of the North Half of the Northwest Quarter of Section 25, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 22, 2007, filed May 23, 2007 as Instrument No. 200704212.

Parcel 15:

Non-exclusive easements over part of the Southwest Quarter of Section 24, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated September 11, 2007, filed September 26, 2007 as Instrument No. 200708267.

Parcel 16:

Non-exclusive easements over part of the North Half of the Northwest Quarter of Section 24, located in Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated December 17, 2008, filed January 12, 2009, as Instrument No. 200900173 and as corrected by Corrective Pipeline Easement by Owner dated July 29, 2009, filed July 31, 2009 as Instrument No. 200906342.

Parcel 17:

Non-exclusive easements over part of the Southwest Quarter of Section 13, located in Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated November 21, 2008, filed December 2, 2008 as Instrument No. 200809832.

Parcel 18:

Intentionally omitted

Parcel 19:

Non-exclusive easements over part of the South Half of the Northwest Quarter of Section 13 located in Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated May 17, 2007, filed May 18, 2007 as Instrument No. 200704043.

Parcel 20:

Non-exclusive easements over part of the South Half of the Northwest Quarter of Section 13 located in Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated December 17, 2008, filed January 12, 2009 as Instrument No. 200900174.

Parcel 21:

Non-exclusive easements over part of the North Half of the Northeast Quarter of Section 13, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated August 29, 2007, filed August 30, 2007 as Instrument No. 200707457.

Parcel 22:

Exhibit B - 6

Non-exclusive easements over part of the Southeast Quarter of Section 12, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated September 8, 2007, filed September 26, 2007 as Instrument No. 200708272.

Parcel 23:

Non-exclusive easements over part of the Northwest Quarter of Section 12, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated September 12, 2007, filed September 26, 2007 as Instrument No. 200708266.

Parcel 24:

Non-exclusive easements over part of the North Half of the Northeast Quarter of Section 12, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated September 11, 2007, filed September 26, 2007 as Instrument No. 200708269.

Parcel 25:

Non-exclusive easements over part of the South Half of the Northeast Quarter of Section 12, Township 11 North, Range 12 West of the 6th P.M., Hall County, Nebraska, as contained in Pipeline Easement by Owner dated September 5, 2007, filed September 26, 2007 as Instrument No. 200708271.

Parcel 26:

Non-exclusive easements over part of the Southwest Quarter of the Southwest Quarter of Section 6, Township 11 North, Range 11 West of the 6th P.M., Hall County, Nebraska, as contained in Surface Easement (Meter & Regulator) filed November 15, 2007 as Instrument No. 200709752.

AND EXCEPTING FROM THE ABOVE DESCRIBED PARCELS OF LAND, THAT PORTION OF PROPERTY DESCRIBED AS Lot 1, Cargill Second Subdivision, in the City of Wood River, Hall County, Nebraska, as set forth within the Special Warranty Deed - Correction Deed filed July 11, 2016, as instrument 201604292, and Correction Deed filed August 15, 2016, as instrument 201605250 in the Register of Deeds of Hall County, NE.

Exhibit B - 7

EXHIBIT C

TO

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

REQUIREMENTS FOR RESTORATION

Unless otherwise expressly agreed in a writing signed by Beneficiary for such purpose, the Requirements For Restoration shall be as follows:

(a)In the event the Net Insurance Proceeds are to be used for the Restoration, Trustor shall, prior to the commencement of any work or services in connection with the Restoration (the “Work”), deliver or furnish to Beneficiary (i) complete plans and specifications for the Work which (A) have been approved by all governmental authorities whose approval is required, (B) bear the signed approval of an engineer or architect satisfactory to Beneficiary (the “Engineer”) and (C) are accompanied by Engineer’s signed estimate of the total estimated cost of the Work which plans and specifications shall be subject to Beneficiary’s prior approval (the “Approved Plans and Specifications”); (ii) the amount of money which, as determined by Beneficiary, will be sufficient when added to the Net Insurance Proceeds, if any, to pay the entire cost of the Restoration (all such money as held by Beneficiary being herein collectively referred to as the “Restoration Funds”); (iii) copies of all permits and approvals required by law in connection with the commencement and conduct of the Work; (iv) a contract for construction executed by Trustor and a contractor satisfactory to Beneficiary (the “Contractor”) in form, scope and substance satisfactory to Beneficiary (including a provision for retainage) for performance of the Work; and (v) a surety bond for and/or guarantee of payment for and completion of, the Work, which bond or guarantee shall be (A) in form, scope and substance satisfactory to Beneficiary, (B) signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are acceptable to Beneficiary, and (C) in an amount not less than Engineer’s total estimated cost of completing the Work.

(b)Trustor shall not commence any portion of the Work, other than temporary work to protect the Property or prevent interference with business, until Trustor shall have complied with the requirements of subparagraph (a) above.  After commencing the Work, Trustor shall perform or cause Contractor to perform the Work diligently and in good faith in accordance with the Approved Plans and Specifications.  So long as there does not currently exist an Event of Default under any of the Loan Documents, Beneficiary shall disburse the Restoration Funds in increments to Trustor, from time to time as the Work progresses, to pay (or reimburse Trustor for) the costs of the Work, but subject to the following conditions, any of which Beneficiary may waive in its sole discretion:

(i)Beneficiary shall make such payments directly or through escrow with a title company selected by Trustor and approved by Beneficiary, only upon not less than ten (10) days’ prior written notice from Trustor to Beneficiary and Trustor’s delivery to Beneficiary of

Exhibit C-1

(A) Trustor’s written request for payment (a “Request for Payment”) accompanied by a certificate by engineer in form, scope and substance satisfactory to Beneficiary which states that all of the Work completed to that date has been done in compliance with the Approved Plans and Specifications and in accordance with all provisions of law, that the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work and that when added to all sums, if any, previously paid out by Beneficiary, the requested amount does not exceed the value of the Work done to the date of such certificate; (B) evidence satisfactory to Beneficiary that there are no mechanic’s or similar liens for labor or material supplied in connection with the Work to date or that any such liens have been adequately provided for to Beneficiary’s satisfaction; and (C) evidence satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work not completed to date (giving in such reasonable detail as Beneficiary may require an estimate of the cost of such completion).  Each Request for Payment shall be accompanied by (x) waivers of liens satisfactory to Beneficiary covering that part of the Work previously paid for, if any, and (y) a search prepared by a title company or by other evidence satisfactory to Beneficiary that no mechanic’s liens or other liens or instruments for the retention of title in respect of any part of the Work have been filed against the Property and not discharged of record.

(ii)No lease affecting the Property immediately prior to the damage or destruction shall have been canceled, nor contain any still exercisable right to cancel, due to such damage or destruction; and

(iii)Any Request for Payment after the Restoration has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the Improvements legal.

(c)If (i) within sixty (60) days after the occurrence of any damage or destruction to the Property requiring Restoration, Trustor fails to submit to Beneficiary and receive Beneficiary’s approval of plans and specifications or fails to deposit with Beneficiary the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are approved by all such governmental authorities and Beneficiary, Trustor fails to commence promptly or diligently continue to completion the Restoration, or (iii) subject to Section 1.16 hereof, Trustor becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration, then, in addition to all of the rights herein set forth and after five (5) days’ written notice of the non-fulfillment of one or more of the foregoing conditions, Beneficiary may apply the Restoration Funds then or thereafter held by Beneficiary to reduce the Secured Indebtedness in such order as Beneficiary may determine, and at Beneficiary’s option and in its sole discretion, Beneficiary may declare the Secured Indebtedness immediately due and payable.

Exhibit C-2